                                TECH SQUARED INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                              [             ], 1999


         The undersigned, having read the Notice of Special Meeting of
         Shareholders and Proxy Statement-Prospectus dated [        ], 1999,
         receipt of which is hereby acknowledged, does hereby appoint and
P        constitute [        ] and [        ], and each or any of them, the
R        attorneys and proxies of the undersigned, with full power of
O        substitution to each, for and in the name of the undersigned to vote
X        and act at the Special Meeting of Shareholders of Tech Squared Inc.
Y        to be held at [         ], on [        ], 1999 at [  ] a.m. and at
         any postponement or adjournment thereof, with respect to all shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

               (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                          ---------------------
                                                             SEE REVERSE SIDE
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-----
  X        Please mark votes
-----      as in this example.


         This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted as the Board of Directors recommends.

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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
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
1.       To approve the voluntary dissolution of Tech Squared Inc.         FOR      AGAINST       ABSTAIN
         pursuant to the Plan of Liquidation and Dissolution.              / /        / /           / /

2. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

DATE:_____________________________, 1999

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SIGNATURE(S)

IMPORTANT: Please sign exactly as your name appears hereon.
When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.